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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) - May 20, 1999
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                              HUDSON UNITED BANCORP
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               (Exact Name of Registrant as Specified in Charter)


                                   NEW JERSEY
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                 (State or Other Jurisdiction of Incorporation)

               1-10699                             22-2405746
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       (Commission File Number)         (IRS Employer Identification No.)

               1000 MacArthur Boulevard, Mahwah, New Jersey 07430
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                    (Address of Principal Executive Offices)

                                 (201) 236-2600
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                         (Registrant's Telephone Number)


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Item 5.  Acquisition or Disposition of Assets.

         On May 20, 1999, Hudson United Bancorp completed its previously announced acquisition of Little Falls Bancorp, Inc. and Little Falls' wholly owned banking subsidiary, Little Falls Bank. Little Falls was merged with and into Hudson United and Little Falls Bank with and into Hudson United Bank, Hudson United's banking subsidiary, pursuant to the Agreement and Plan of Merger dated as of January 26, 1999. In the merger, 51% of the Little Falls' common stock was converted into Hudson United common stock using a 0.6408 per share exchange ratio and 49% of the Little Falls' common stock was exchanged for $20.64 in cash per share. As of March 31, 1999, Little Falls had total assets of approximately $351 million, total deposits of approximately $244 million and stockholders' equity of approximately $37 million.

Item 7. Exhibits

         Exhibit 99 - Press Release dated May 20, 1999.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                  HUDSON UNITED BANCORP

                                       D. LYNN VAN BORKULO-NUZZO
Dated: May 24, 1999               By: ______________________________
                                       D. Lynn Van Borkulo-Nuzzo
                                       Executive Vice President and
                                       Corporate Secretary


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Index to Exhibits

         Exhibit 99 - Press Release dated May 20, 1999.